EXHIBIT 99.1

Gladstone Capital Corporation Reports Results for the Second Quarter Ended March 31, 2010

  Net Investment Income was $4.5 Million or $0.21 Per Common Share
  Net Increase in Net Assets Resulting From Operations was $8.0 Million or $0.38 Per Common Share

MCLEAN, Va., May 4, 2010 (GLOBE NEWSWIRE) -- Gladstone Capital Corporation (Nasdaq:GLAD) (the "Company") today announced earnings for the second quarter ended March 31, 2010. All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for 3 Months: Net Investment Income for the quarter ended March 31, 2010 was $4.5 million, or $0.21 per share, as compared to $5.6 million, or $0.26 per share, for the prior year period, a decrease in Net Investment Income of 20% and a decrease of 19% per share. Net Investment Income decreased primarily due to a decline in investment income resulting from the repayment and sale of loans, incentive fees accrued and lower transaction fees received in the three months ended March 31, 2010 than during the prior year period.

Net Investment Income for 6 Months: Net Investment Income for the six months ended March 31, 2010 was $8.9 million, or $0.42 per share, as compared to $11.4 million, or $0.54 per share, for the prior year period, a decrease in Net Investment Income of 22% and a decrease of 22% per share. Net Investment Income decreased primarily due to a decline in investment income resulting from the repayment and sale of loans, incentive fees accrued and lower transaction fees received in the six months ended March 31, 2010 than during the prior year period.

Net Increase in Net Assets Resulting from Operations for 3 Months: Net Increase in Net Assets Resulting from Operations for the quarter ended March 31, 2010 was $8.0 million, or $0.38 per share, as compared to a Net Increase in Net Assets Resulting from Operations of $10.3 million, or $0.48 per share, for the prior year period. The decrease in the Net Increase in Net Assets Resulting from Operations between the three months ended March 31, 2010 and the prior year period was primarily due to the lower net gain on the Company's investment portfolio. The Company recorded a net gain on investments, derivatives and line of credit of $3.5 million for the three months ended March 31, 2010, compared to a net gain of $4.7 million for the prior year period.

Net Increase in Net Assets Resulting from Operations for 6 Months: Net Increase in Net Assets Resulting from Operations for the six months ended March 31, 2010 was $14.3 million, or $0.68 per share, as compared to a Net Increase in Net Assets Resulting from Operations of $1.2 million, or $0.05 per share, for the prior year period. The increase in the Net Increase in Net Assets Resulting from Operations between the six months ended March 31, 2010 and the prior year period was primarily due to the net gain on the Company's investment portfolio. The Company recorded a net gain on investments, derivatives and line of credit of $5.4 million for the six months ended March 31, 2010, compared to a net loss of $10.3 million for the prior year period.

Estimated Fair Value: The aggregate investment portfolio appreciated during the three months ended March 31, 2010. As of March 31, 2010, the entire portfolio was fair valued at 88% of cost, which was unchanged from September 30, 2009.

Asset Characteristics: Total assets were $311.6 million at March 31, 2010, as compared to $335.9 million at September 30, 2009. Net asset value was $12.10 per actual common share outstanding at March 31, 2010, as compared to $11.81 per actual common share outstanding at September 30, 2009. At March 31, 2010, the Company had investments in 41 private companies with an aggregate cost basis of $330.1 million and an aggregate fair value of $291.8 million. Average asset risk rating for the non-syndicated loans in the Company's portfolio at March 31, 2010 was 6.3 on a ten point scale as compared to 7.1 at September 30, 2009.

Annualized Yield: The annualized weighted average yield on the Company's portfolio, excluding cash and cash equivalents, was 10.9% for the quarter ended March 31, 2010, as compared to 9.7% for the prior year period. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. The increase in the weighted average yield for the quarter ended March 31, 2010 resulted primarily from the Company's sale of lower interest-bearing senior syndicated loans subsequent to March 31, 2009. The effect of continuing reductions in LIBOR has been mitigated by the presence of a rate floor or fixed rate on most of the non-syndicated loans held in the Company's portfolio as of March 31, 2010.

Highlights for 3 Months: For the quarter ended March 31, 2010, the Company reported the following significant events:

  Funded approximately $5.2 million of additional investments to existing portfolio companies;
  Received principal repayments of approximately $23.1 million, which included scheduled principal payments and full repayments from four companies;
  Received proceeds of approximately $0.3 million from the sale of 1 syndicated loan (which resulted in the Company's exit from 1 portfolio company) and recorded a corresponding realized net loss of approximately $0.2 million;
  Received approximately $0.8 million in success fees in connection with the payoff and refinancing of three investments;
  Securities and Exchange Commission declared the Company's registration statement, which was filed on October 20, 2009, effective on January 28, 2010. This will permit the Company to issue, through one or more transactions, up to an aggregate of $300 million in securities, consisting of common stock, senior common stock, preferred stock, subscription rights, debt securities and warrants to purchase common stock, or a combination of these securities;
  Entered into a fourth amended and restated credit facility with Key Equipment Finance Company Inc., Branch Bank and Trust Company and ING Capital LLC for a $127 million line of credit, which matures on March 15, 2012, with a one year amortization period; and
  Paid monthly cash distributions of $0.07 per share for each of the months of January, February and March 2010.

Comments from President and Chief Investment Officer Chip Stelljes:  "During the quarter, we received proceeds from repayments/sales of approximately $23.4 million, including the successful realizations of four investments.  This has allowed us to deleverage our company in line with the realities of today's market. With our new two-year, $127 million line of credit and the currently outstanding balance on the line of about $28.4 million, we believe it is time to become more active lenders. We continue to see new investment opportunities with pricing and structures that are attractive and, as a result, we believe that we will be able to increase our investment activity over the next twelve months."

Subsequent to March 31, 2010, the Company:

  Funded approximately $0.4 million of a new investment and $1.2 million of additional investments to existing portfolio companies, for an aggregate of $1.6 million;
  Received approximately $15.0 million of repayments, including scheduled amortizations and a repayment from one company; and
  Declared monthly cash distributions of $0.07 per common share for each of the months of April, May and June 2010.

Conference Call for Stockholders: The Company will hold a conference call Wednesday, May 5, 2010 at 8:30 am EDT. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through June 5, 2010. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 349212. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Capital's quarterly conference call will be available online at GladstoneCapital.com and investorcalendar.com. The event will be archived and available for replay on the Company's website through August 3, 2010.

Warning: The financial statements below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended March 31, 2010, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the SEC, which can be retrieved from the SEC's website at sec.gov or from the Company's website at GladstoneCapital.com. A paper copy can be obtained free of charge by writing to us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

For further information contact Investor Relations at 703-287-5893.

The statements in this press release regarding the timing and ability of the Company to increase its investment activities are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and potential future effects of the current economic downturn on its portfolio companies and on the senior loan market, the Company's ability to access debt and equity capital and those factors listed under the caption "Risk Factors" of the Company's Form 10-K for the fiscal year ended September 30, 2009 and Form 10-Q for the quarter ended March 31, 2010, as filed with the SEC on November 23, 2009 and May 4, 2010, respectively. The risk factors set forth in the Form 10-K and the Form 10-Q under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	March 31, 2010	September 30, 2009
ASSETS
Non-Control/Non-Affiliate investments (Cost 3/31/10: $274,627; 9/30/09: $312,043)	$ 256,227	$ 286,997
Control investments (Cost 3/31/10: $55,467; 9/30/09: $52,350)	35,524	33,972
Total investments at fair value (Cost 3/31/10: $330,094; 9/30/09: $364,393)	291,751	320,969
Cash	4,261	5,276
Interest receivable – investments in debt securities	2,387	3,048
Interest receivable – employees	91	85
Due from custodian	10,571	3,059
Due from Adviser	--	69
Deferred financing fees	1,610	1,230
Prepaid assets	288	341
Receivable from portfolio companies, less allowance for uncollectible receivables of $177 and $0 at March 31, 2010 and September 30, 2009, respectively	367	1,528
Other assets	312	305
TOTAL ASSETS	$ 311,638	$ 335,910

LIABILITIES
Accounts payable	$ --	$ 67
Interest payable	244	378
Fee due to Administrator	176	216
Due to Adviser	2,365	834
Borrowings under line of credit at fair value (Cost 3/31/10: $53,000; 9/30/09: $83,000)	53,000	83,350
Accrued expenses and deferred liabilities	1,203	1,800
Funds held in escrow	101	189
TOTAL LIABILITIES	57,089	86,834
NET ASSETS	$ 254,549	$ 249,076

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 50,000,000 shares authorized and 21,039,242 and 21,087,574 shares issued and outstanding at March 31, 2010 and September 30, 2009, respectively	$ 21	$ 21
Capital in excess of par value	327,709	328,203
Notes receivable – employees	(8,503)	(9,019)
Net unrealized depreciation on investments	(38,343)	(43,425)
Net unrealized appreciation on borrowings under line of credit	--	(350)
Accumulated Net Realized Losses	(26,335)	(26,354)
TOTAL NET ASSETS	$ 254,549	$ 249,076
NET ASSETS PER SHARE	$ 12.10	$ 11.81

GLADSTONE CAPITAL CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
INVESTMENT INCOME
Interest income – Non-Control/Non-Affiliate investments	$ 8,523	$ 10,329	$ 17,432	$ 21,990
Interest income – Control investments	709	482	1,477	502
Interest income – Cash	--	1	--	11
Interest income – Notes receivable from employees	108	117	221	235
Prepayment fees and other income	474	--	488	--
Total investment income	9,814	10,929	19,618	22,738

EXPENSES
Interest expense	1,136	2,016	2,671	4,478
Loan servicing fee	852	1,526	1,781	3,149
Base management fee	739	484	1,459	917
Incentive fee	1,072	1,089	1,447	2,265
Administration fee	176	211	354	438
Professional fees	219	205	1,131	518
Amortization of deferred financing fees	449	726	943	1,446
Stockholder related costs	144	196	222	284
Directors fees	48	48	97	97
Insurance expense	79	65	147	122
Compensation expense	245	--	245	--
Other expenses	187	74	254	140
Expenses before credit from Adviser	5,346	6,640	10,751	13,854
Credit to base management and incentive fees from Adviser	(6)	(1,266)	(35)	(2,553)
Total expenses net of credit to base management and incentive fees	5,340	5,374	10,716	11,301

NET INVESTMENT INCOME	4,474	5,555	8,902	11,437

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS,
DERIVATIVE AND BORROWINGS UNDER LINE OF CREDIT:
Net realized gain (loss) on investments	892	(2,000)	(28)	(3,731)
Realized loss on settlement of derivative	--	(304)	--	(304)
Unrealized appreciation on derivative	--	304	--	304
Net unrealized appreciation (depreciation) on investments	2,483	6,725	5,082	(6,528)
Net unrealized depreciation on borrowings under line of credit	131	--	350	--
Net gain (loss) on investments, derivative and borrowings under line of credit	3,506	4,725	5,404	(10,259)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$ 7,980	$ 10,280	$ 14,306	$ 1,178

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$ 0.38	$ 0.48	$ 0.68	$ 0.05

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and Diluted	21,075,445	21,087,574	21,081,576	21,087,574

GLADSTONE CAPITAL CORPORATION FINANCIAL HIGHLIGHTS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA) (UNAUDITED)

	Three months ended March 31,		Six months ended March 31,
	2010	2009	2010	2009
Per Share Data (1)
Net asset value at beginning of period	$11.92	$12.04	$11.81	$12.89
Income from investment operations:
Net investment income (2)	0.21	0.26	0.42	0.54
Net realized gain (loss) on investments (2)	0.04	(0.09)	--	(0.18)
Realized loss on settlement of derivative (2)	--	(0.01)	--	(0.01)
Unrealized appreciation on derivative (2)	--	0.01	--	0.01
Net unrealized appreciation (depreciation) on investments (2)	0.12	0.31	0.24	(0.31)
Net unrealized depreciation on borrowings under line of credit (2)	0.01	--	0.02	--
Total from investment operations	0.38	0.48	0.68	0.05

Distributions to stockholders (3)	(0.21)	(0.42)	(0.42)	(0.84)
Conversion of former employee stock option loans from recourse to nonrecourse	(0.02)	--	(0.02)	--
Reclassification of principal on employee note	--	--	0.02	--
Anti-dilutive effect from retirement of employee loan shares	0.03	--	0.03	--
Net asset value at end of period	$12.10	$12.10	$12.10	$12.10

Per share market value at beginning of period	$ 7.69	$ 8.09	$ 8.93	$15.24
Per share market value at end of period	$11.80	$ 6.26	$11.80	$ 6.26
Total return (4)(5)	56.94%	(17.93)%	38.77%	(54.11)%
Shares outstanding at end of period	21,039,242	21,087,574	21,039,242	21,087,574
Statement of Assets and Liabilities Data:
Net assets at end of period	$254,549	$255,213	$254,549	$255,213
Average net assets (6)	$251,111	$249,526	$251,111	$255,763
Senior Securities Data:
Borrowings under line of credit	$ 53,000	$153,370	$ 53,000	$153,370
Asset coverage ratio (7)(8)	575%	266%	575%	266%
Asset coverage per unit (8)	$ 5,754	$ 2,659	$ 5,754	$ 2,659
Ratios/Supplemental Data:
Ratio of expenses to average net assets-annualized (9)	8.52%	10.64%	8.60%	10.83%
Ratio of net expenses to average net assets-annualized (10)	8.51%	8.61%	8.57%	8.84%
Ratio of net investment income to average net assets-annualized	7.13%	8.91%	7.12%	8.94%
(1)   Based on actual shares outstanding at the end of the corresponding period.
(2)   Based on weighted average basic per share data.
(3)   Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4)   Total return equals the change in the ending market value of the Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company's dividend reinvestment plan. Total return does not take into account distributions that may be characterized as a return of capital.
(5)   Amounts were not annualized.
(6)   Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(7)   As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
(8)   Asset coverage ratio is the ratio of the carrying value of the Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness (including interest payable and guarantees). Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per $1 thousand of indebtedness.
(9)   Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
(10) Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.
CONTACT:  Gladstone Capital Corporation
          Investor Relations
          703-287-5893